EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation of our report dated September 26, 2001, including in this Annual Report on Form 10K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-2555, 33-11449, 33-26930, 33-37310, 33-53180, 33-59090, 33-64961, 33-64965,
33-64967, 333-45151 and 333-68579) and previously filed Registration Statements on Form S-3 (File Nos. 33-64980, 333-47105, 333-47111, 333-90197 and 333-41998).



/s/ Arthur Andersen LLP

San Juan, Puerto Rico
September 26, 2001.